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                                                                   EXHIBIT 10.25

                       MANAGEMENT PERFORMANCE BONUS PLAN

The Management Performance Bonus Plan (MPBP) ensures that business and individual performance are properly recognized. Through this plan, eligible employees are rewarded for achieving performance goals - goals that are linked directly to our business success.

The program is designed to:

      -     Directly link business results with rewards

      -     Reward the achievement of business and individual goals

      -     Recognize different levels of performance

HOW THE PROGRAM WORKS

The basic principle of the Management Performance Bonus Plan is to reward eligible employees for their contribution towards business and individual goals.

Only select leadership employees who do not receive other incentive compensation or overtime pay are eligible to participate in the Management Performance Bonus Plan. The plan works as follows:

      - A participant's eligibility is determined by the Executive/Senior Vice President and approved by the Chief Executive Officer of MSXI.

      - Business performance goals are established annually with documented quarterly reviews.

      - The participant and their manager establish annual individual performance objectives that support MSXI's business goals.

      - A participant's bonus is determined by the Executive/Senior Vice President and approved by the Chief Executive Officer.

BUSINESS AND INDIVIDUAL PERFORMANCE

At the beginning of each calendar year, Business and Individual Performance goals are established. Bonuses will be contingent on the financial performance of MSXI, as well as the participant's superior performance in achievement of established and documented objectives.

HOW A BONUS IS DETERMINED

A participant's bonus is determined by the Executive/Senior Vice President and approved by the Chief Executive Officer taking into consideration the incentive award budget, Company business performance, and the participant's specific and documented contribution to the success of the business.

PARTIAL YEAR PARTICIPATION

Partial year participation is determined by the Executive/Senior Vice President and approved by the Chief Executive Officer.

Participants who transfer in or out of an MPBP eligible position during the current calendar year may be eligible for an MPBP bonus. Such bonuses will be determined and approved by the Executive/Senior Vice President and Chief Executive Officer.

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OTHER IMPORTANT INFORMATION

      - To receive an MPBP bonus, the participant must be an active MSX International employee on the date bonuses are paid (except in cases of retirement, disability or death).

      - Employees who are on Leave of Absence on the date bonuses are paid will receive their bonus when they return to active employment with MSXI. The participant's MPBP bonus will be determined in accordance with the Plan.

      - MPBP bonuses will be paid as soon as possible following the end of the Plan year and after audited results.

      This document summarizes the MSX International Management Performance Bonus Plan. MSX International reserves the right to modify, amend, suspend, or terminate the Management Performance Bonus Plan at any time. This document does not constitute a contract of employment.